Exhibit 99.1

NEWS RELEASE

Release No.

414 Union Street, Suite 2000	Contact:
Nashville, TN 37219-1711	Mary Cohn (Media Relations)
615.986.5600	615-986-5886
Fax: 615.986.5666	Mike Kinney / Becky Barckley (Investor Relations)
615-986-5600

FOR RELEASE AT 8:00 A.M. (EST) TUESDAY, OCTOBER 24, 2006

LP Reports Third Quarter 2006 Profits

Nashville, TN. (October 24, 2006) - Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported today third quarter net income of $9.5 million, or $0.09 per diluted share, on sales from continuing operations of $535 million.  In the third quarter of 2005, LP’s net income was $168 million, or $1.53 per diluted share, on sales from continuing operations of $621 million. For the first nine months of 2006, LP reported net income of $148 million, or $1.41 per diluted share, on sales from continuing operations of $1.87 billion compared to net income of $370 million, or $3.34 per diluted share, on sales from continuing operations of $1.97 billion for the first nine months of 2005.

For the third quarter of 2006, income from continuing operations was $9.9 million, or $0.09 per diluted share. In the third quarter of 2005, LP’s income from continuing operations was $175.5 million, or $1.59 per diluted share.  For the first nine months 2006, income from continuing operations was $150 million, or $1.42 per diluted share. For the first nine months of 2005, income from continuing operations was $385 million, or $3.48 per diluted share. Results for 2005 include a one-time reversal of deferred tax liabilities of $102 million for the quarter (or $0.93 per diluted share) and $91 million for the first nine months of the year (or $0.83 per diluted share) associated with the planned repatriation of foreign earnings as provided by the American Job Creation Act of 2004.

“OSB pricing levels continued to decline in the third quarter, cutting sharply into our earnings,” said CEO Rick Frost. “Sales for most of our businesses, with the exception of siding, declined compared to third quarter 2005. The current low pricing environment reflects weakened demand for building products across North America consistent with a fall-off in housing starts.  The industry has entered a difficult market environment, and we see little short-term relief.  We continue to believe that the long-term demographics support a strong housing market.”

Frost continued, “We have been anticipating a downturn in the market cycle and we are prepared.  Our strong balance sheet and committed workforce will allow us to continue to execute our strategic plan, focusing on customers, market share growth, cost reduction, capital investments, and the ongoing evaluation of strategic opportunities.”

At 11:00 a.m. ET (8:00 a.m. PT) today, LP will host a webcast on its third quarter 2006 financial results.  To access the live webcast and accompanying presentation, visit www.lpcorp.com and go to the “Investor Relations” section from the main menu.

LP is a premier supplier of building materials, delivering innovative, high-quality commodity and specialty products to its retail, wholesale, homebuilding and industrial customers.  Visit LP’s web site at www.lpcorp.com for additional information on the company.

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FORWARD LOOKING STATEMENTS

This news release contains statements concerning Louisiana-Pacific Corporation’s (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company’s products, and prices for structural products; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

FINANCIAL AND QUARTERLY DATA
(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

Net sales	$534.5	$621.3	$1,865.5	$1,974.7

Income before taxes and equity in earnings of unconsolidated affiliates	$8.7	$110.3	$209.8	$434.9

Income from continuing operations excluding (gain) loss on sale or impairment of long-lived assets, other operating credits and charges, net, and reversal of tax liabilities due to repatriation	$8.7	$74.5	$148.7	$295.3

Income from continuing operations	$9.9	$175.5	$149.9	$385.4

Net income	$9.5	$168.2	$148.3	$370.3

Net income per share — basic	$0.09	$1.54	$1.41	$3.36
— diluted	$0.09	$1.53	$1.41	$3.34
Average shares outstanding (in millions)
Basic	104.9	109.0	105.0	110.1
Diluted	105.2	109.6	105.5	110.8

Calculation of income from continuing operations excluding (gain) loss on sale or impairment of long-lived assets, and other operating credits and charges, net and reversal of tax liabilities due to repatriation:

Income from continuing operations	$9.9	$175.5	$149.9	$385.4

(Gain) loss on sale or impairment of long-lived assets	0.9	0.9	0.9	—
Other operating credits and charges, net	(2.9)	0.3	(2.8)	1.4
	(2.0)	1.2	(1.9)	1.4
Provision for income taxes on above items	0.8	(0.5)	0.7	(0.5)

Reversal of deferred tax liabilities due to repatriation of foreign earnings	—	(101.7)	—	(91.0)
	(1.2)	(101.0)	(1.2)	(90.1)

	$8.7	$74.5	$148.7	$295.3

Per share — basic	$0.08	$0.68	$1.42	$2.68
diluted	$0.08	$0.68	$1.41	$2.66

CONSOLIDATED STATEMENTS OF INCOME
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005

Net sales	$534.5	$621.3	$1,865.5	$1,974.7
Operating costs and expenses:
Cost of sales	468.9	445.6	1,460.1	1,334.6
Depreciation, amortization and cost of timber harvested	32.8	33.5	99.7	98.8
Selling and administrative	39.6	36.8	122.4	110.5
(Gain) loss on sale or impairment of long-lived assets	0.9	0.9	0.9	—
Other operating credits and charges, net	(2.9)	0.3	(2.8)	1.4
Total operating costs and expenses	539.3	517.1	1,680.3	1,545.3

Income from operations	(4.8)	104.2	185.2	429.4

Non-operating income (expense):
Foreign currency exchange (loss) gain	(0.2)	0.4	(8.7)	(1.6)
Interest expense, net of capitalized interest	(11.2)	(13.1)	(38.9)	(44.1)
Investment income	24.9	18.8	72.2	51.2
Total non-operating income (expense)	13.5	6.1	24.6	5.5

Income before taxes and equity in earnings of unconsolidated affliates	8.7	110.3	209.8	434.9
Provision (benefit) for income taxes	(5.1)	(66.5)	57.5	49.0
Equity in (earnings) loss of unconsolidated affliates	3.9	1.3	2.4	0.5

Income from continuing operations	9.9	175.5	149.9	385.4

Discontinued operations:
Loss from discontinued operations before taxes	(0.6)	(12.0)	(2.6)	(24.6)
Income tax benefit	(0.2)	(4.7)	(1.0)	(9.5)
Loss from discontinued operations	(0.4)	(7.3)	(1.6)	(15.1)

Net income	$9.5	$168.2	$148.3	$370.3

Net income per share of common stock (basic):
Income from continuing operations	$0.09	$1.61	$1.43	$3.50
Loss from discontinued operations	—	(0.07)	(0.02)	(0.14)
Net income per share - basic	$0.09	$1.54	$1.41	$3.36

Net income per share of common stock (diluted):
Income from continuing operations	$0.09	$1.59	$1.42	$3.48
Loss from discontinued operations	—	(0.06)	(0.01)	(0.14)
Net income per share - diluted	$0.09	$1.53	$1.41	$3.34

Average shares of stock outstanding - basic	104.9	109.0	105.0	110.1
Average shares of stock outstanding - diluted	105.2	109.6	105.5	110.8

CONDENSED CONSOLIDATED BALANCE SHEETS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	September 30, 2006	December 31, 2005
ASSETS
Cash and cash equivalents	$295.7	$607.6
Short-term investments	885.7	717.3
Receivables, net	127.4	146.8
Inventories	232.5	240.3
Prepaid expenses and other current assets	15.5	14.4
Deferred income taxes	30.5	—
Current portion of notes receivable from asset sales	—	70.8
Total current assets	1,587.3	1,797.2

Timber and timberlands	89.7	92.9

Property, plant and equipment	1,954.0	1,848.9
Accumulated depreciation	(1,154.0)	(1,065.6)
Net property, plant and equipment	800.0	783.3
Goodwill	273.5	273.5
Notes receivable from asset sales	333.0	333.0
Long-term investments	46.1	13.5
Restricted cash	39.4	55.6
Investments in and advances to affliates	214.8	211.0
Other assets	36.8	38.0
Total assets	$3,420.6	$3,598.0

LIABILITIES AND EQUITY
Current portion of long-term debt	$0.4	$18.9
Current portion of limited recourse notes payable	—	69.7
Accounts payable and accrued liabilities	205.6	245.5
Current portion of contingency reserves	12.0	12.0
Total current liabilities	218.0	346.1

Long-term debt, excluding current portion:
Limited recourse notes payable	326.8	326.8
Other long-term debt	319.3	408.0
Total long-term debt, excluding current portion	646.1	734.8

Contingency reserves, excluding current portion	21.1	31.4
Other long-term liabilities	56.6	65.8
Deferred income taxes	366.3	377.0

Commitments and contingencies

Stockholders’ equity:
Common stock	116.9	116.9
Additional paid-in capital	434.7	435.5
Retained earnings	1,910.5	1,809.7
Treasury stock	(284.3)	(257.0)
Accumulated comprehensive loss	(65.3)	(62.2)
Total stockholders’ equity	2,112.5	2,042.9
Total liabilities and equity	$3,420.6	$3,598.0

CONSOLIDATED STATEMENTS OF CASH FLOWS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	Nine Months Ended September 30,
	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$148.3	$370.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and cost of timber harvested	99.7	100.8
Loss (earnings) of unconsolidated affiliates	2.4	0.5
Other operating charges and credits, net	(2.6)	0.5
(Gain) loss on sale or impairment of long-lived assets	0.4	18.6
Tax effect of exercise of stock options	—	4.8
Stock-based compensation related to stock plans	4.8	—
Excess tax benefits from stock-based compensation	(3.3)	—
Exchange loss on remeasurement	17.0	4.1
Cash settlement of contingencies	(10.8)	(7.8)
Other adjustments, net	(11.2)	(9.3)
Decrease in receivables	24.0	4.5
Decrease in inventories	8.0	—
(Increase) decrease in prepaid expenses	(1.6)	0.5
Decrease in accounts payable and accrued liabilities	(35.0)	(15.7)
Decrease in deferred income taxes	(46.8)	(96.1)
Net cash provided by operating activities	193.3	375.7

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(122.5)	(110.5)
Proceeds from asset sales	2.6	33.4
Receipt of proceeds from notes receivable	70.8	—
Investments and advances to joint ventures	(6.6)	(63.8)
Proceeds from sales of investments	4,436.8	3,419.0
Cash paid for purchase of investments	(4,627.1)	(3,196.4)
Decrease in restricted cash under letters of credit	16.2	3.0
Net cash provided by (used in) investing activities	(229.8)	84.7

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt	(190.7)	(171.1)
Sale of common stock under equity plans	5.5	11.7
Excess tax benefits from stock-based compensation	3.3	—
Purchase of treasury stock	(41.1)	(150.6)
Payment of cash dividends	(47.5)	(38.7)
Net cash used in financing activities	(270.5)	(348.7)

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS:	(4.9)	(2.0)

Net increase (decrease) in cash and cash equivalents	(311.9)	109.7
Cash and cash equivalents at beginning of period	607.6	544.7

Cash and cash equivalents at end of period	$295.7	$654.4

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SELECTED SEGMENT INFORMATION
(Dollar amounts in millions) (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005

Net sales:
OSB	$275.7	$353.0	$1,028.0	$1,173.0
Siding	137.1	129.1	406.6	349.8
Engineered Wood Products	92.7	100.9	315.0	330.7
Other	29.0	40.1	115.9	128.5
Less: Intersegment sales	—	(1.8)	—	(7.3)
	$534.5	$621.3	$1,865.5	$1,974.7

Operating profit (loss):
OSB	$(9.3)	$98.6	$164.0	$416.4
Siding	19.0	17.1	60.7	40.5
Engineered Wood Products	8.3	7.9	28.6	25.5
Other	(5.0)	1.4	2.8	12.4
Other operating credits and charges, net	2.9	(0.3)	2.8	(1.4)
Gain (loss) on sales of and impairment of on long-lived assets	(0.9)	(0.9)	(0.9)	—
General corporate and other expenses, net	(23.7)	(20.9)	(75.2)	(64.5)
Foreign currency gains (losses)	(0.2)	0.4	(8.7)	(1.6)
Investment income	24.9	18.8	72.2	51.2
Interest expense	(11.2)	(13.1)	(38.9)	(44.1)
Income from operations before taxes	4.8	109.0	207.4	434.4
Provision (benefit) for income taxes	(5.1)	(66.5)	57.5	49.0
Income from continuing operations	$9.9	$175.5	$149.9	$385.4

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
NOTES TO FINANCIAL DATA
(Dollar amounts in millions, except per share amounts) (Unaudited)

1.               Results of operations for interim periods are not necessarily indicative of results to be expected for an entire year.

2.               The major components of “Other operating credits and charges, net” in the Consolidated Statements Of Income for the quarter ended September 30 are described below:

In the first quarter of 2005, LP recorded a gain of $0.9 million ($0.6 million after taxes, or $0.01 per diluted share) associated with the recovery of a previous loss associated with the sale of the Samoa, California pulp mill and a charge of $0.6 million ($0.4 million after taxes, or $0.00 per diluted share) associated with the relocation and consolidation of LP’s corporate offices to Nashville, Tennessee.

In the second quarter of 2005, LP recorded a charge of $1.5 million ($0.9 million after taxes, or $0.01 per diluted share) associated with the relocation and consolidation of LP’s corporate offices to Nashville, Tennessee.

In the third quarter of 2005, LP recorded a charge of $0.3 million ($0.2 million after taxes, or $0.00 per diluted share) associated with the relocation and consolidation of LP’s corporate offices to Nashville, Tennessee.

In the first quarter of 2006, LP recorded a charge of $0.1 million associated with the relocation and consolidation of LP’s corporate offices to Nashville, Tennessee.

In the third quarter of 2006, LP recorded a gain of $2.8 million ($1.7 million after taxes, or $0.02 per diluted share) associated with insurance recoveries related to the hurricanes which occurred in the third and fourth quarter of 2005.

3.              Income Taxes

	Quarter Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Income from continuing operations	$4.8	$109.0	$207.4	$434.4
Income (loss) from discontinued operations	(0.6)	(12.0)	(2.6)	(24.6)
	4.2	97.0	204.8	409.8
Total tax provision (benefit) on operations	(5.3)	30.5	56.5	130.5
After-tax income before repatriation	9.5	66.5	148.3	279.3
Effect of repatriation	—	101.7	—	91.0
Net income	$9.5	$168.2	$148.3	$370.3

Accounting standards require that income tax expense be determined using the estimated annual effective tax rate (based upon estimated annual amounts of taxable income and expense) by income component for the year applied to year-to-date income or loss at the end of each quarter, further adjusted by any changes in reserve requirements or the impact of statutory tax rate changes, if any.  Each quarter the income tax accrual is adjusted to the latest estimate and the difference from the previously accrued year-to-date balance is adjusted to the current quarter.

 For the nine months ended September 30, 2006, the primary differences between the U.S. statutory rate of 35% and the effective rate on continuing operations relate to the company’s foreign debt structure, state income taxes, corrections of prior year estimates and a reduction in LP’s Canadian deferred tax liabilities due to an enacted decrease in the statutory income tax rate. For the nine months ended September 30, 2005, the differences between the U.S. statutory rate of 35% and the effective rate on continuing operations relate to the company’s foreign debt structure and state income taxes.

During the third quarter of 2005, LP finalized its plans to repatriate accumulated earnings from its Canadian subsidiaries to the US under the provisions of the American Jobs Creation Act of 2004.  LP planned to repatriate approximately $522 million of Canadian earnings in the fourth quarter and planned to pay approximately $31 million in US federal and state income taxes with respect to the distribution and an additional $22 million, net of tax benefit, in Canadian withholding taxes.  LP had previously anticipated repatriating a portion of these earnings as a dividend to the US, and accordingly accrued a tax liability of $155.0 million through June 30,2005 ($144.3 million at December 31, 2004).  The American Jobs Creation Act of 2004 provides for a dividends received deduction for 85% of the qualified portion of this dividend and therefore, in the third quarter, LP reversed $91 million of tax liabilities accrued in prior years as well as $10.7 million accrued in the first six months of 2005.

The components and associated effective income tax rates applied to each period are as follows:

	Quarter Ended September 30,
	2006		2005
	Tax Provision	Tax Rate	Tax Provision	Tax Rate
Continuing operations	$(5.1)	(106%)	$35.2	32%
Discontinued operations	(0.2)	38%	(4.7)	38%
Effect of Repatriation	—		(101.7)
	$(5.3)	(126%)	$(71.2)	(73%)

	Nine Months Ended September 30,
	2006		2005
	Tax Provision	Tax Rate	Tax Provision	Tax Rate
Continuing operations	$57.5	28%	$140.0	32%
Discontinued operations	(1.0)	38%	(9.5)	38%
Effect of Repatriation	—		(91.0)
	$56.5	28%	$39.5	10%

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SUMMARY OF PRODUCTION VOLUMES

	Quarter Ended September 30		Nine Months Ended September 30
	2006	2005	2006	2005

Oriented strand board, million square feet 3/8” basis(1)	1,487	1,399	4,538	4,172

Oriented strand board, million square feet 3/8” basis (produced by wood-based siding mills)	67	24	200	47

Wood-based siding, million square feet 3/8” basis	245	229	758	744

Engineered I-Joist, million lineal feet(1)	33	40	119	131

Laminated veneer lumber (LVL), thousand cubic feet	1,973	2,277	7,962	8,652

Composite Decking, million lineal feet	7	11	38	37

(1)             Includes volumes produced by joint venture operations and sold to LP.